                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


     AGREEMENT, made this 27th day of September, 1989, effective October 2, 1989, by and between Americable, Inc., a Minnesota corporation, having its principal place of business in Eden Prairie, Minnesota, hereinafter referred to as "Employer" or "AMC", and Gary L. Eizenga, residing at 1351 Wild Rose Lane, Lake Forest, Illinois 60045, hereinafter referred to as "Employee" or "Eizenga".
     WITNESSETH:
     WHEREAS, Employer desires to assure itself of the services of Employee, and to that end desires to enter into an agreement of employment with him, upon the terms and conditions hereinafter set forth;
     WHEREAS, Employee wishes to enter into an Employment Agreement with Employer upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
     1. Definitions. For purposes of this Agreement only, the following terms shall have the meanings hereinafter set forth:
     (a) The term "NSU" shall refer to North Star Universal, Inc., a Minnesota corporation, the corporate parent of AMC.
     (b) The term "Reference Rate" shall mean the rate of interest publicly announced by the First Bank National Association, St. Paul,
Minnesota, as its Reference Rate, as the same may change from time to time.

     2. Employment. Employer agrees to employ Employee, and Employee agrees to accept such employment from Employer, upon the terms and conditions hereinafter set forth.
     3. Duties. Employee shall serve in an executive capacity in the Minneapolis, Minnesota metropolitan area and shall be President and Chief Operating Officer of AMC, performing such services as the Chief Executive Officer and the Board of Directors of Employer may from time to time determine, consistent with the ordinary duties associated with the position of President and Chief Operating Officer. Employee shall devote his full time and best efforts to the business of Employer.
     4. Term. This Agreement shall be for a term commencing with the effective date of this Agreement, and terminating on December 31, 1994, subject, however, to termination during each year as provided herein.
     5. Base Salary. As base compensation to Employee for all services rendered by Employee to Employer commencing on the effective date of this Agreement, Employer agrees to pay Employee an annual Base Salary ("Base Salary") of $140,000.00. Such salary shall be subject to any withholding required by law and shall be payable in equal semi-monthly installments on the 15th and last day of each month, or at such shorter intervals as Employer may adopt. Said salary shall be pro-rated for any partial years covered by this Agreement. At the discretion of Employer, the Base Salary may be increased from time to time.





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     6.   Annual Bonuses.  As additional compensation to Employee during the term of this Agreement, Employer agrees to pay Employee annual bonuses as follows:
     (a) For calendar year 1989, Employee shall receive an annual bonus equal to 30% of his Base Salary, pro-rated for the number of days he is employed in 1989.
     (b) For calendar years 1990 through 1994, Employee shall receive an annual bonus as follows:
          (i) Prior to December 31, 1989, and each subsequent December 31, through 1993, Employer and Employee shall mutually agree upon a numerical "Target" with respect to the financial performance of Employer for the subsequent calendar year, which Target shall be the basis upon which Employee's annual bonus for the calendar year shall be based.
          (ii) Employer shall pay Employee an annual bonus with respect to the performance of the Employer toward the Targeted amount, as follows:
                 (A) If Employer's performance reaches the Targeted amount, Employee's annual bonus shall be thirty (30%) percent of his Base Salary.
                 (B) If Employer's performance reaches one hundred twenty (120%) percent or more of the Targeted amount, Employee's annual bonus shall be forty (40%) percent of his Base Salary.
                 (C) If Employer's performance is less than eighty (80%) percent of the Targeted amount, Employee shall receive no annual bonus.





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                 (D)       If Employer's performance is between eighty (80%)
     percent and one hundred (100%) percent of the Targeted amount, Employee shall be paid an annual bonus on a pro rata basis with a bonus of twenty (20%) percent of Employee's Base Salary being paid for Employer performance of eighty (80%) percent of Targeted amount, and thirty (30%) percent of Employee's Base Salary being paid as a bonus for performance of one hundred (100%) percent of the Targeted amount.
                 (E) If Employer's performance is between one hundred (100%) percent and one hundred twenty (120%) percent of the Targeted amount, then Employee shall be paid an annual bonus on a pro rata basis with an annual bonus of thirty (30%) percent of Employee's Base Salary being paid for Employer's performance at one hundred (100%) percent of the Targeted amount, and forty (40%) percent of Employee's Base Salary being paid as an annual bonus for Employer's performance of one hundred twenty (120%) percent of the Targeted amount.
     (c) Annual bonuses shall be payable without interest 90 days after each calendar year end.
     (d) Bonuses payable pursuant to this paragraph will be paid on a pro-rata basis for any partial years at the termination of this Agreement. Said bonuses shall be paid 90 days after the end of any partial year.

     (e) Bonuses shall be paid pursuant to this paragraph only so long as Employee is employed pursuant to this Agreement. If Employee terminates his employment without cause, then any bonuses accrued for the year in which Employee terminates his employment will be forfeited. Any bonus payable to Employee shall not be forfeited if Employee's employment terminates on account of death, disability, termination by Employer without cause, or termination by Employee for cause; bonuses payable pursuant to this sentence shall be paid on a pro-rata basis for the year involved.
     7. Stock Option Agreement. Employees shall be granted an option to purchase 2.5% of the Employer's common stock outstanding on the effective date of this Agreement at its then book value per share, pursuant to the terms of a Stock Option Agreement, as attached hereto as Exhibit A, and incorporated herein by reference.
     8.   Severance Pay Provisions.
     (a) If Employer terminates Employee without cause, or if Employee terminates this Agreement with cause at any time, then as severance pay, Employee shall receive his monthly Base Salary during each of the 18 months immediately following termination, plus a pro-rata share of his annual bonus accrued up to the date of termination. Said pro-rata bonus will be paid to Employee, without interest, ninety (90) days after the end of the calendar year in which accrued.

     (b) If Employee terminates this Agreement without cause, or Employer terminates this Agreement with cause, Employee shall receive no severance pay, and shall forfeit any accrued annual bonus for the year of termination. Said pro-rata bonus will be paid to Employee without interest ninety (90) days after the end of the calendar year in which accrued.
     9.   Additional Benefits and Working Facilities.
     (a) Employer shall furnish Employee with all equipment, office space, secretarial help, and such other items relating to his employment as are determined useful and necessary by Employer and which are customary for the duties of Employee.
     (b) Employee shall participate in the NSU flex benefits plans which NSU shall offer to employees of Employer during the term of this Agreement. Employee and his dependents may participate in such plans on the same basis as all other employees of Employer and NSU. Generally, such plans provide coverage for eligible health care expenses which are paid at reasonable and customary rates, as further stipulated in the plan documents.
     (c)  Employee will be entitled to four (4) weeks annual vacation.
     (d) Employer shall reimburse Employee for all reasonable expenses incurred by Employee in connection with Employer's business, including, but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor. In the event any such expense is disallowed to the Employer as a deduction for income tax purposes by any taxing authority, Employee shall forthwith pay to Employer an amount equal to the income tax cost to the Employer for such disallowance.
     (e) Employer shall pay Employee Forty Thousand and No/100ths ($40,000.00) Dollars as a relocation allowance. Employee shall receive Ten Thousand and No/100ths ($10,000.00) Dollars of this allowance upon the execution of this Agreement. The balance of this allowance shall be paid periodically upon the presentation to Employer of itemized receipts for relocation expenses. To the extent that Employee has not incurred all relocation expenses within 30 days of his commencement of Employment, the unpaid balance of the relocation allowances shall be paid to Employee 30 days after the commencement of his employment.
     10.  Events of Termination.  This Agreement shall terminate as follows:
     (a)  On December 31, 1994;
     (b)  By mutual written agreement of the parties;
     (c)  Upon the death of Employee;
     (d) At the option of Employee, with respect to a cause under the control of Employer, upon one month's written notice by Employee to Employer, with Employer having one month to correct said cause. "Cause" shall be defined as a breach of the terms of this Agreement by Employer; or





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     (e)  At the option of Employer, only upon the occurrence (or afterwards)
of any of the following events any one of which shall be considered as termination "for cause":
          (i) If Employee shall continue to materially neglect his duties or devote a substantial portion of his time or attention to other interests during normal working hours thirty (30) days after Employee receives advance written notice from Employer to correct such neglected duty or devotion of time to such other interests;
          (ii) The conviction of Employee of any crime punishable as a felony;
          (iii) Upon the expiration of six (6) consecutive months of continued disability after the certification by a Physician of physical or mental disability of Employee to such an extent that he is unable to carry on a substantial portion of his usual and customary duties.
     11. Confidential Information. Employee shall not at any time, either during Employee's employment or after the termination of such employment, divulge to others or use for Employee's own benefit any proprietary or confidential information or trade secrets of Employer obtained during the course of employment with Employer relating to sales, technology, formulas, processes, methods, machines, manufacturers, compositions, ideas, improvements, or inventions belonging to or relating to the Employer, its clients, subsidiaries, affiliates, successors or associated companies.

     12. Property of the Employer. All memoranda, notes, records, papers, inventions, and other documents, items and all copies thereof relating to the Employer and its operation of business and all objects related thereto are and remain the property of the Employer including, but not limited to, those developed, investigated or considered by the Employer; provided however, that Employee shall remain the owner of any invention for which no equipment, supplies, or trade secret information of the Employer was used and which was developed entirely on Employee's own time, and;
          (a) Which does not relate (1) directly to the business of the Employer or (2) to the Employer's actual or demonstrably anticipated research or development; or
          (b) Which does not result from any work performed by Employee for the Employer.
     13. Covenant Not to Compete. As additional consideration for this Agreement, Employee hereby covenants and agrees that during his full or part time employment by Employer and for three years thereafter, whether Employee's termination of employment is the result of discharge or otherwise, provided that Employer is not in default to Employee under the terms hereof, Employee shall not within the continental United States directly or indirectly:
          (a) Enter into or engage (i) in the business of manufacturing, selling, or distributing computer cables, connectors or related computer accessories, or





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     (ii) in the business of providing services, including contract computer maintenance, depot computer repair, and computer refurbishment and reconfiguration, either as an individual for his own account, or as a partner or joint venturer, or as an employee, agent, or salesman for any person, or as an officer or director of a corporation or otherwise, provided, however, that nothing prohibited by this covenant shall apply to me health care industry as it relates to the distribution of products not related to computer cables, connectors or related computer accessories. Nothing herein shall prevent Employee from buying and owning shares of stock of any corporation that may be deemed to compete with Employer, except that if such stock is not listed on any national or local exchange at the date of this Agreement, Employee shall be limited to owning not more than 10% of the outstanding shares of any such company. Solicitation or acceptance of business shall constitute "engaging in business" in violation of this Agreement. Except as qualified herein, this covenant on the part of Employee shall be construed as an agreement independent of any other provision in this Agreement.
          (b) Induce or attempt to induce any employee of Employer or its subsidiaries to leave the employ of Employer or its subsidiaries or in any way interfere with the relationship between Employer and its subsidiaries and any employee of Employer or its subsidiaries.





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          (c)    Induce or attempt to induce any customer, supplier, licensees or business relation of Employer or its subsidiaries to cease doing business with Employer or its subsidiaries or in any way interfere with the relationship between any customer or business relation of Employer or its subsidiaries.
In the event of a breach or threatened breach by Employee of the provisions hereof, Employer shall be entitled to seek an injunction restraining Employee from competing with Employer. Nothing herein shall be construed as prohibiting Employer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. Employee acknowledges and agrees that a breach of any of the foregoing covenants shall entitle Employer to withhold and retain any and all amounts owed or to be owed by the Employer to the Employee pursuant to Paragraphs 5, 6, and 9, in addition to obtaining such damages and/or injunctive relief, as may be available at law or equity.
     14. Reasonableness of Provisions. The parties to this Agreement consider the terms, covenants and conditions of this Agreement, including without limitation, the restrictions imposed by Paragraph 13, to be reasonable and appropriate as to the scope of business activities, time





                                     -11-
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and geographic area specified.  If, however, such terms, covenants or conditions are found by any court of competent jurisdiction to be unreasonable because they are, or any one of them is, too broad, then such terms, covenants or conditions shall nevertheless remain effective, but shall be considered amended as to the scope of business activities, time and geographic area specified in whatever manner is considered reasonable by that court, and as so amended shall be enforced.
     15. Physical Examination. At any time that Employer deems appropriate, but not more than once every year, Employee agrees to undergo an examination by a physician of Employer's choice, such examination to be at no cost to Employee.
     16. Additional Documents. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intent of this Agreement and to fulfill the obligations of the respective parties hereunder.
     17. Waiver. Any waiver of any term of condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provision or of any other provision hereof.
     18. Notices. All communications with respect to this Agreement shall be considered given if delivered or sent as follows:
     (a) To Employee, by first class certified mail, postage prepaid, return receipt requested, addressed as follows:

     Gary L. Eizenga
     1351 Wild Rose Lane
     Lake Forest, Illinois  60045

with copy to:





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     (b)  To Employer, by first class certified mail, postage prepaid, return receipt requested, addressed as follows:

     Americable, Inc.
     7450 Flying Cloud Drive
     Eden Prairie, MN  55344

with copy to:

     George Roberts
     610 Park National Bank Building
     5353 Wayzata Boulevard
     Minneapolis, MN  55416

     (c) To North Star Universal, Inc., by first class certified mail, postage prepaid, return receipt requested, addressed as follows:

     North Star Universal, Inc.
     Attn:  Corporate Secretary
     610 Park National Bank Building
     5353 Wayzata Boulevard
     Minneapolis, MN  55416

with copy to:

     George Roberts
     610 Park National Bank Building
     5353 Wayzata Boulevard
     Minneapolis, MN  55416

or mailed to such other addresses as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or upon personal delivery.





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     19.  Entire Agreement.  This Agreement, together with all exhibits and writings required or contemplated hereby, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and no party shall be liable or bound to another in any manner by any warranties, representations, or guarantees, except as specifically set forth herein.
     20. Modifications, Amendments and Waivers. The parties hereto at any time may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any exhibit, schedule, letter, certificate or other instrument delivered pursuant hereto; (iii) waive compliance with any of the covenants or agreements contained in this Agreement; or (iv) make any other modifications of this Agreement. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed by the parties hereto.
     21. Arbitration. Except for any matter in which injunctive relief is requested, any matter of disagreement in connection with this Agreement shall be promptly settled by arbitration in Minneapolis, Minnesota, pursuant to the rules of the American Arbitration Association. The arbitrator's decision may be filed with the District Court, and shall become the final judgment.
     The Minnesota Rules of Civil Procedure which provide for discovery by either party shall apply and be in full effect for said arbitration procedure.





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     The "non-prevailing" party in any arbitration proceeding shall reimburse the "prevailing" party for all reasonable costs of the arbitration proceeding, including, but not necessarily limited to, reasonable attorney's fees, arbitrator's fees, deposition expense, photocopy expense, and the like, and in addition, the prevailing party shall be reimbursed for funds advanced under protest with respect to the disputed matter under any provision of this Agreement, as well as interest at the Reference Rate on any such funds advanced.
     22. Severability. No finding or adjudication that any provision of this Agreement is invalid or unenforceable shall affect the validity or enforceability of the remaining provisions herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.
     23. Audit. Until Employee is satisfied that all payments under this Agreement are appropriate, Employee or his agents shall have the right to audit the books and records of Employer, and to examine any other records reasonably necessary to determine the accuracy of the calculations provided with this Agreement, provided the same shall not unreasonably interfere with Employer's normal business operations. The audit will be at Employee's expense, unless cumulative errors in Employee's favor are found exceeding $2,000, in which case Employer will bear the cost of said audit. Any errors disclosed by said audit shall be rectified and paid within 10 days of the conclusion of the audit, unless the party required to pay the same shall object, in which case the matter shall be submitted to





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arbitration pursuant to paragraph 21.  In the case of any errors disclosed by said audit, any monies due to be transferred will bear interest at the Reference Rate from the date the error was made.
     24.  Miscellaneous.
     (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the parties thereto.
     (b) This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.
     (c) This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this Agreement the date above written.
                                   EMPLOYER:

                                   Americable, Inc.


                                   By /s/
                                     ------------------------------------------
                                   Its  President
                                       ----------------------------------------


                                   EMPLOYEE:


                                   /s/
                                       -----------------------------------------
                                       Gary L. Eizenga





                                     -16-
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                                   EXHIBIT A

                             STOCK OPTION AGREEMENT


     Agreement made this 27th day of September, 1989, by and between Americable, Inc., a Minnesota corporation, hereinafter referred to as "AMC" or the "Company"; North Star Universal, Inc., a Minnesota corporation, hereinafter referred to as "NSU" or "Optionor"; and Gary L. Eizenga, hereinafter referred to as "Eizenga" or "Optionee".
     WITNESSETH:
     WHEREAS, simultaneously with the execution of this Agreement, AMC and Eizenga have entered into an Employment Agreement; and
     WHEREAS, as an additional incentive to Eizenga, the parties wish to enter into an agreement whereby Eizenga is awarded options to purchase up to 2.5% of the Company's Common Stock; and
     WHEREAS, as of the date hereof, the capitalization of the Company consists only of 20,000 shares of Common Stock, all of which is issued to NSU.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:
     1. Purpose. This Stock Option Agreement (the "Agreement") is intended to advance the interests of the Company, its shareholders, and its subsidiaries by encouraging and enabling Eizenga upon whose judgment, initiative and effort the Company is largely dependent upon for the successful conduct of its business, to





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acquire and retain a proprietary interest in the Company by ownership of its stock. The Option granted under this Agreement is intended to be an option which does not meet the requirements of Section 422A of the Internal Revenue Code of 1986 (the "Code").
     2. Definitions. As used throughout this Agreement, unless the context otherwise requires a different meaning, the terms defined below shall have the following meaning (such definitions to be equally applicable to the singular and plural forms thereof):
     (a) "Book Value" shall mean the assets of the Company, less its liabilities (but excluding long term liabilities owed to NSU or Affiliates), all as determined by generally accepted accounting principles.
     (b) "Book Value Per Share" shall mean the Book Value, divided by the then outstanding number of Shares.
     (c) "Common Stock" means the Company's Common Stock, no par value per share.
     (d)  "Corporate Transaction" shall mean:
          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,
          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

          (iii) any other corporate reorganization or business combination in which more than fifty percent (50%) of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, except as part of a public offering.
     (e) "Employment Agreement" shall mean the Employment Agreement between Eizenga, as Employee and the Company, as Employer, of even date herewith.
     (f) "Initial Public Offering" shall mean an offering of the Company's Common Stock registered with the Securities and Exchange Commission or the securities division of any state, or an offering made to the public pursuant to an exemption from registration.
     (g)  "Shares" shall mean shares of Common Stock of the Company.
     (h)
     (i) "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations as defined in Section 425 of the Code.
     (j) "Successor" means the legal representative of the estate of Eizenga or the person or persons who acquire the right to exercise an option by bequest or inheritance or by reason of the death of Eizenga.
     (k) "Reference Rate" means the rate of interest announced by the First Bank National Association, St. Paul, Minnesota as its "reference rate", as that rate changes from time to time.





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


     (l) "Affiliate" shall include, with respect to any party, any Person which directly or indirectly controls, is controlled by, or is under common control with such party and in addition, in the case of NSU or the Company, each Officer, Director or Shareholder who owns more than five (5%) percent of any class of the equity securities of NSU or the Company, and each joint venturer and partner of the Company or NSU. All Subsidiaries of NSU shall be deemed to be Affiliates of NSU.
     (m) "Person" shall mean any natural person, corporation, firm, association, partnership, joint venture, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
     (n) "Permanent Disability" or "Permanently Disabled" shall mean Eizenga's physical condition at the expiration of six consecutive months of continued disability after the certification by a physician of physical or mental disability of Eizenga to such an extent that he is unable to carry on a substantial portion of his usual and customary duties.
     3. Grant of Option. NSU hereby grants to Eizenga an option to purchase up to 500 Shares of the Company's Common Stock which it holds.
     4.   Exercise of Option.
     (a) Exercise Dates. This Option shall not be exercisable immediately, but except as otherwise provided in paragraph 4 shall only be exercisable under the following schedule, each successive date being hereinafter referred to as an "Exercise Date".

     Exercise Date         Number of Shares Exercisable
     -------------         ----------------------------
     October 1, 1990               100
     October 1, 1991               100
     October 1, 1992               100
     October 1, 1993               100
     October 1, 1994               100
                                   ---
                                   500

     (b) Exercise Price. The Exercise Price shall be the Book Value per Share as of September 30, 1989.
     (c) Full-time employment necessary. Eizenga must be a full-time employee of the Company (within the terms of the Employment Agreement) (except as provided in Paragraph 4(d)) from the effective date of this Agreement through each of the Exercise Dates specified in subparagraph (a) above, in order to exercise the Shares applicable on each respective Exercise Date.
     (d) Duration of Options. Each portion of the Option herein granted is exercisable on its respective Exercise Date as set forth in subparagraph 4(a), and shall be exercisable until 11:59 p.m. on October 1, 1999, except that in the event of Eizenga's termination of employment, regardless of the reason for termination, death, or permanent disability, all options which were otherwise exercisable as of the date of termination, death, or permanent disability, may be exercised only for a period of ninety (90) days following termination, death or disability, or until 11:59 p.m. on October 1, 1999, whichever date first occurs.
     (e) Adjustment. This Option and each separately exercisable portion thereof shall be subject to adjustment as provided in Paragraph 5(a).
     (f) Vesting of Shareholder Rights. Neither Eizenga nor his Successor shall have any of the rights of a shareholder of the Company until Eizenga exercises his option or portion thereof as provided herein and pays the consideration for all shares purchased.
     (g) Nontransferability of Option. No Option shall be transferable or assignable to Eizenga, otherwise than by will or by laws of descent and distribution and this Option and each portion thereof shall be exercisable, during Eizenga's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process.
     5.   Adjustments.
     (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares of other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Optionor in the number and kind of Shares as to which this Option, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the option price per share.
     (b) In the event of the dissolution or liquidation of the Company or a Corporate Transaction, any Option granted under this Agreement shall terminate as of a date to be fixed by the Company and NSU ("Option Termination Date"), provided that not less than 30 days' written notice of the Option Termination Date so fixed shall be given to Eizenga and Eizenga shall have the right prior to the Option Termination Date to exercise the Option granted hereunder as to any part of the shares optioned, not previously exercised, i.e. 500 shares, less shares previously exercised, subject to adjustments.
     (c) If the Company is the surviving entity in any merger or other business combination, then this Option, if outstanding immediately after such merger or other business combination, shall be appropriately adjusted, by the Optionor and the Company, to apply and pertain to the number and class of securities which would be issuable to Eizenga in the consummation of such merger or business combination if the option were exercised immediately prior to such merger or business combination, and appropriate adjustments shall also be made to the price payable per Share, provided the aggregate price payable hereunder shall remain the same.

     (d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     6.   Method of Exercising Option.
     (a) In order to exercise this option or any part thereof, Eizenga (or, in the case of exercise after his death, his Successor) must take the following actions:
          (i) Execute and deliver to the Company a stock purchase agreement in the form of Exhibit A to this Agreement (the "Stock Purchase and Shareholder's Agreement" hereinafter "Purchase Agreement") (which Purchase Agreement the Company and NSU also agree to execute and deliver to Eizenga);
          (ii) Pay the aggregate option price for the purchased shares in cash.
          (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than Eizenga, have the right to exercise this option.
     (b) This Option shall be deemed to have been exercised with respect to the number of Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such Shares shall have been delivered to the Company. Payment of the Option price shall immediately become due and shall accompany the Purchase Agreement. As soon thereafter as practical, the Company shall mail or deliver to Eizenga or to the other person or persons exercising this Option a certificate or certificates representing the Shares so purchased and paid for, with the appropriate legends affixed thereto.
     (c)  In no event may this Option be exercised for any fractional shares.
     7.   Compliance with Laws and Regulations.
     (a) The exercise of this Option and the issuance of Shares upon such exercise shall be subject to compliance by the Company, NSU and Eizenga with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.
     (b) In connection with the exercise of this option, Eizenga shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.
     8. Waivers, Amendments, etc. No amendment to or waiver of any provision of this Agreement shall be binding unless in writing and executed by NSU, the Company and Eizenga. No failure or delay on the part of any party in exercising any power or right under this Agreement or any instrument executed pursuant hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise of any such power or right.

     9. Notices. All communications and notices provided under this Agreement or any Instrument executed pursuant hereto shall be in writing and sent by first class certified mail, and if to NSU addressed and delivered to it at:

     North Star Universal, Inc.
     610 Park National Bank Building
     5353 Wayzata Boulevard
     St. Louis Park, Minnesota 55416
     Attention:  Corporate Secretary

with copy to:

     George W. Roberts
     5353 Wayzata Boulevard
     610 Park National Bank Building
     Minneapolis, MN  55416

And if to the Company addressed or delivered to:

     Americable, Inc.
     7450 Flying Cloud Drive
     Eden Prairie, Minnesota 55344

with copy to:

     George W. Roberts
     5353 Wayzata Boulevard
     610 Park National Bank Building
     Minneapolis, MN  55416

And if addressed or delivered to Eizenga at:

     Gary L. Eizenga
     1351 Wild Rose Lane
     Lake Forest, Illinois  60045

with copy to:

     Robert J. Ryan
     560 Green Bay Road, #303

     Winnetka, Illinois  60093
or to any party at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed properly addressed, shall be deemed given on the third business day after mailing postage prepaid.
     10. Severability. Any provision of this Agreement or any Instrument executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability of such provision in any other jurisdiction.
     11. Cross References. References in this Agreement or in any instrument executed pursuant hereto to any section or article are, unless otherwise specified, to such section or article of this Agreement or such instrument, as the case may be.
     12. Headings. The various headings of this Agreement and of any Instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement of such Instrument or any provisions hereof or thereof.
     13. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     14. Governing Law. This Agreement, and each other instrument executed pursuant hereto shall each be governed by and construed in accordance with, the laws of the State of Minnesota, and Eizenga submits to the personal jurisdiction of the federal and state courts located in such state in connection with all actions, matters and disputes in any way related thereto.
     15. Arbitration. In the event that any matter of disagreement shall arise in connection with this Agreement, except for any disagreement in which equitable relief is sought, such disagreement shall be promptly settled by arbitration in Minneapolis, Minnesota, pursuant to the rules of the American Arbitration Association.
     The rules of practice for the District Court for the State of Minnesota which provide for discovery by either party shall apply and be in full effect for said arbitration procedure. The "non-prevailing" party in any arbitration proceeding shall reimburse the "prevailing" party for all reasonable costs of the arbitration proceeding, including, but not necessarily limited to, reasonable attorney's fees, arbitrator's fees, deposition expense, photocopy expense, and the like, and in addition, the prevailing party shall be reimbursed for funds advanced under protest with respect to the disputed matter under any provision of this Agreement, as well as interest at the Reference Rate on any such funds advanced. Judgment on the arbitrator's decision can be entered in an appropriate court of jurisdiction.
     16. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns except that Eizenga may not assign or transfer his rights hereunder without the prior written consent of NSU and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date above first written.
                                                   NORTH STAR UNIVERSAL, INC.


                                                   By:__________________________
                                                   Its _________________________


                                                   AMERICABLE, INC.


                                                   By:__________________________
                                                   Its: ________________________


                                                   _____________________________
                                                   Gary L. Eizenga